EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT


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                  SUBSIDIARIES OF UCI MEDICAL AFFILIATES, INC.


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
                                                                                Name Under Which
                                    State of Jurisdiction                         Subsidiary Does
Name of Subsidiary                      of Incorporation                                 Business


 UCI Medical Affiliates
 of  South Carolina, Inc.               South Carolina                               Doctor's Care

UCI Medical Affiliates
 of Georgia, Inc.                       South Carolina                               Doctor's Care
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